EXHIBIT 99.1

INTERNATIONAL GOLD CORP.

NEWS RELEASE
September 24, 2014

INTERNATIONAL GOLD CORP. APPOINTS MARK WALMESLEY
TO BOARD OF DIRECTORS

Vancouver, British Columbia, September 24, 2014 (ITGC:OTCQB) – International Gold Corp. (“ITGC”) is pleased to announce that, further to ITCG’s news release dated September 2, 2014, Mr. Mark Walmesley was formally appointed to the company’s Board of Directors effective September 22, 2014. On the same day, Mr. Walmesley was also appointed as ITGC’s Chief Financial Officer and Treasurer, replacing Mr. Bob Baker in those roles.

On August 29, 2014, ITGC and Lode-Star Gold, Inc. (“LSG”) entered into a letter of intent (“LOI”) regarding the proposed acquisition by ITGC of an interest in LSG's Nevada Goldfield Bonanza property. In connection with the signing of the LOI, ITGC agreed to appoint Mr. Walmesley to its Board of Directors.

Mr. Walmesley is currently a director of LSG and is involved with all of LSG’s operations on its Goldfield Bonanza property. Through his efforts, the company entered into a mineral option/joint venture agreement with ICN Resources Ltd. and carried out an extensive work program on the property at a cost of approximately $2.5 million.

Mr. Walmesley has over 30 years of business and consulting experience and has been actively involved in financing and mentoring a variety of private companies. His affiliations include Top Skunk, Inc. and Marjon Exploration LLC, a Texas limited liability company, as well as being instrumental in the continued development of FAST Alert Support Team, an emergency medical communications platform.

Mr. Bob Baker, President of ITGC, commented, “I am very pleased to welcome Mark to our team today.  His depth and breadth of experience is invaluable – he will be a great asset to the company.”

Contact:

Robert M. Baker, President
International Gold Corp.
Phone: 604-328-4686
Email: bobbaker@internationalgoldcorp.com

Safe Harbor Statement and Forward-Looking Statements

This news release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause ITGC’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements.  Forward-looking statements reflect ITGC’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.  Except as required by law, ITGC assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.